                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       OMEGA HEALTHCARE INVESTORS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                       OMEGA HEALTHCARE INVESTORS, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                        OMEGA HEALTHCARE INVESTORS, INC.

                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                                 (313) 747-9790

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997

To the Shareholders:

         The Annual Meeting of Shareholders of Omega Healthcare Investors, Inc. will be held at the offices of the Company at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan on Tuesday, April 15, 1997, at 11:00 a.m., for the following purposes:

         1.      To elect three members of the Board of Directors; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The nominees for election as directors are James E. Eden, Thomas F. Franke, and Bernard J. Korman, each of whom is presently serving as a director of the Company.

         The Board of Directors has fixed the close of business on March 12, 1997 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournments thereof.

         We encourage you to attend the meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the election of directors, as set forth in the attached Proxy Statement. Please sign, date and return the proxy card promptly in the enclosed envelope. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

                                              By order of the Board of Directors

                                              ESSEL W. BAILEY, JR.
                                              President and Secretary

March 13, 1997
Ann Arbor, Michigan

                        OMEGA HEALTHCARE INVESTORS, INC.

                     905 WEST EISENHOWER CIRCLE, SUITE 110
                           ANN ARBOR, MICHIGAN 48103
                                 (313) 747-9790

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997

         The accompanying proxy is solicited by the Board of Directors of Omega Healthcare Investors, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held April 15, 1997, and any adjournments of the meeting (the "Annual Meeting"). It is anticipated that this proxy material will be mailed on or about March 13, 1997 to shareholders of record on March 12, 1997.

         A copy of the Annual Report of the Company for the year ended December 31, 1996, including financial statements, is enclosed herewith. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO DAVID A. STOVER, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

         A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy may also be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those therein named.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The outstanding voting securities of the Company as of February 28, 1997, consisted of 18,784,560 shares of Common Stock, par value $.10 per share ("Common Stock"). Shareholders of record as of the close of business on March 12, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Annual Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

                             PRINCIPAL SHAREHOLDERS

         At February 28, 1997, the following was the only person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

     BENEFICIAL OWNER                                                     NUMBER OF SHARES        PERCENT OF CLASS
     ----------------                                                     ----------------        ----------------
     Cohen & Steers Capital Management, Inc.                                 1,127,170 (1)            6.0%
     735 Third Avenue
     New York, NY
     IRS # 13-353336

     (1) Information derived from Form 13G filed on February 5th, 1997 by Cohen & Steers Capital Management, Inc., an investment advisor registered under
Section 203 of the Investment Advisors Act of 1940. Such firm has both sole power to vote (or to direct the vote) and sole power to dispose (or to direct disposition) of 1,127,170 shares.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 28, 1997 (i) by each of the Company's directors and executive officers and (ii) by all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                  NUMBER OF
                                                                                  SHARES OF
                                                                                COMMON STOCK             PERCENT
                                                                                 BENEFICIALLY               OF
           BENEFICIAL OWNER                                                         OWNED                 CLASS
           ----------------                                                         -----                 -----
           Essel W. Bailey, Jr.   . . . . . . . . . . . . . . . . . . . . .  193,677(1)(2)(3)             1.02%
           James P. Flaherty  . . . . . . . . . . . . . . . . . . . . . . .      270                         *
           F. Scott Kellman   . . . . . . . . . . . . . . . . . . . . . . .   42,611(4)                   0.22%
           David A. Stover  . . . . . . . . . . . . . . . . . . . . . . . .   21,544(5)                   0.11%
           James E. Eden  . . . . . . . . . . . . . . . . . . . . . . . . .   12,599(6)                     *
           Thomas F. Franke   . . . . . . . . . . . . . . . . . . . . . . .   13,174(6)(7)                  *
           Harold Kloosterman   . . . . . . . . . . . . . . . . . . . . . .   30,648(6)(8)                0.16%
           Bernard J. Korman  . . . . . . . . . . . . . . . . . . . . . . .   11,599(9)                     *
           Edward Lowenthal   . . . . . . . . . . . . . . . . . . . . . . .    4,733(10)                    *
           Robert L. Parker   . . . . . . . . . . . . . . . . . . . . . . .  119,951(11)(12)              0.63%
                                                                             -------                      -----
           Directors and executive officers as a group (10 persons)   . . .  450,536                      2.38%


* Less than 0.10%

The business address of all the above persons is 905 W. Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103.

(1) Includes shares owned jointly by Mr. Bailey and his wife, plus 5,714 shares held solely in Mrs. Bailey's name. Mr. Bailey disclaims any beneficial interest in the shares held solely by Mrs. Bailey.

(2) Includes 9,125 shares of Restricted Stock, of which 8,325 shares and 800 shares were granted in January of 1997 and 1996, respectively. See Summary Compensation Table.

(3) Includes stock options that are currently exercisable within 60 days to acquire 46,383 shares.

(4) Includes stock options that are currently exercisable within 60 days to acquire 31,000 shares, and 6,357 shares of Restricted Stock, of which 4,700 shares, 1,029 shares and 628 shares were granted in January 1997, 1996 and 1995 respectively. See Summary Compensation Table.

(5) Includes stock options that are currently exercisable within 60 days to acquire 9,792 shares, and 4,618 shares of Restricted Stock, of which 3,700 shares, 786 shares and 132 shares were granted in January 1997, 1996 and 1995, respectively. See Summary Compensation Table.

(6) Includes stock options that are currently exercisable within 60 days to acquire 11,999 shares. Also includes 200 shares of Restricted Stock which were granted in January 1997.

(7) Includes 975 shares owned by a trust of which Mr. Franke is sole trustee.

(8) Includes 1,511 shares owned jointly by Mr. Kloosterman and his wife, and 8,269 owned directly by his wife.

(9) Includes stock options that are currently exercisable within 60 days to acquire 10,999 shares, and 200 shares of Restricted Stock which were granted in January 1997.

(10) Includes 1,000 shares held in a private profit sharing plan for the benefit of Mr. Lowenthal, stock options that are currently exercisable within 60 days to acquire 3,333 shares and 200 shares of Restricted Stock granted in January 1997.

(11) Includes 3,393 shares owned by a private pension plan for Mr. Parker's benefit and 3,000 shares owned by a trust of which Mr. Parker is sole trustee.

(12) Includes stock options that are currently exercisable within 60 days to acquire 45,333 shares, and 200 unvested shares of Restricted Stock, which were granted in January of 1997.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the directors have been divided into three groups. At the meeting, three directors will be elected in one group to hold office for a term of three years or, in each case, until their respective successors shall have been duly elected and qualified. The remaining directors shall continue in office until their respective terms expire and until their successors have been duly elected and qualified.

     The nominees for election to the three positions of director to be voted upon at the meeting are James E. Eden, Thomas F. Franke and Bernard J. Korman. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Eden, Franke and Korman to hold office as directors for a term of three years each or until their respective successors have been duly elected and qualified. The affirmative vote of a majority of all votes cast at the Annual Meeting is required for the election of a director.

     If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event would the proxy be voted for more than three nominees.

     The following information relates to the nominees for election as directors of the Company and the other persons whose terms as directors continue after this meeting.


                                      YEAR FIRST                                                                    EXPIRATION
                                       BECAME A                                                                    OF TERMS AS
         DIRECTORS                     DIRECTOR              BUSINESS EXPERIENCE DURING PAST 5 YEARS                 DIRECTOR
         ---------                     --------              ----------------------------------------              ------------
Essel W. Bailey (52)  . . . . . .       1992             Chairman, President, Chief Executive Officer and             1999
                                                         Secretary of the Company  since March 1992.
                                                         Managing Director of Omega Capital from 1986 to
                                                         1992.  Mr. Bailey also is a director of Principal
                                                         Healthcare Finance Limited, a company  which
                                                         finances health care facilities in the United
                                                         Kingdom and Excellence Manufacturing, Inc., a
                                                         supplier to the auto industry.


James E. Eden (59)  . . . . . . .       1993             President and principal owner of Eden & Associates,          1997
                                                         Inc., which provides consulting services to the
                                                         senior living and long-term care industries.  From
                                                         1992 to the present, Mr. Eden has served as Chairman
                                                         and Chief Executive Officer of Oakwood Living Centers,
                                                         Inc., which owns and operates nursing homes. From 1982
                                                         to 1992 he held various positions, ultimately as
                                                         Executive Vice President and General Manager, Senior
                                                         Living Services division at Marriott Corporation.
                                                         Mr. Eden also is a director of Forum Group, Inc., Just
                                                         Like Home, Inc. and United Vanguard Homes, Inc.

Thomas F. Franke (67) . . . . . .       1992             Chairman and principal owner of Cambridge Partners,          1997
                                                         Inc., an owner, developer and manager of multi-family
                                                         housing in Grand Rapids and Ann Arbor, Michigan. He is
                                                         also the principal  owner of a hotel firm in the United
                                                         Kingdom and a director of Principal Healthcare Finance
                                                         Limited.

Harold J. Kloosterman (55)  . . .       1992             President and principal owner of Cambridge Partners,         1999
                                                         Inc., an owner, developer and manager of multi-family
                                                         housing in Grand Rapids and Ann Arbor, Michigan.


Bernard J. Korman (65). . . . . .       1993             Chairman of the Board of Directors of Graduate Health             1997
                                                         System, Inc., a not-for- profit healthcare system, and
                                                         of NutraMax Products, Inc., a public consumer healthcare
                                                         products company. He formerly was President, Chief
                                                         Executive Officer and Director of MEDIQ(healthcare
                                                         services) from 1977 to 1995. Mr. Korman also is a director of the following public companies: The New America High
                                                         Income Fund (financial services), The Pep Boys, Inc.
                                                         (auto supplies), Today's Man, Inc. (retail men's clothing
                                                         sales), InnoServ Technologies, Inc. (medical equipment
                                                         support services) and Kapson Senior Quarters Corp.
                                                         (assisted living services).

Edward Lowenthal (52) . . . . . .       1995             President and Chief Executive Officer of Wellsford                1998
                                                         Residential Property Trust (NYSE: WRP), a multi-family real estate investment trust, and President of the predecessor
                                                         of Wellsford Residential Property Trust  since 1986.
                                                         Mr. Lowenthal also serves as a director of United American
                                                         Energy Corporation, a developer, owner and operator of
                                                         hydroelectric and other alternative energy facilities, a
                                                         director of Corporate Renaissance Group, Inc., a mutual
                                                         fund, as a trustee of Corporate Realty Income Trust, a
                                                         REIT, and as a director of Great Lakes REIT, Inc. a REIT.

Robert L. Parker (63) . . . . . .       1992             Consultant, formerly Chairman of the Company from March           1998
                                                         1992 to 1995 and Managing Director of Omega Capital from
                                                         1986 to 1992. From 1972 through 1983, Mr. Parker was a
                                                         senior officer of Beverly Enterprises, the largest operator of long- term care facilities in the United States. At the time of his retirement in 1983, Mr. Parker was Executive
                                                         Vice President of Beverly Enterprises. Mr. Parker is a
                                                         registered architect, licensed in California and Oklahoma.
                                                         He also is a director of GranCare, Inc., a public company
                                                         engaged in the operation of long-term care facilities of
                                                         Vitalink, a publicly traded institutional pharmacy, of
                                                         Principal Healthcare Finance Limited, and of First National
                                                         Bank of Bethany, Oklahoma.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held 9 meetings during 1996. Each director attended not less than 75% of all meetings of the Board and of the committees on which he served.

     The Board of Directors has an Audit Committee, consisting of Messrs. Korman, Kloosterman and Franke, a Compensation Committee, consisting of Messrs. Franke, Eden and Lowenthal, and a Nominating Committee, consisting of Messrs. Bailey and Parker. The Audit Committee, which met twice in 1996, selects the Company's independent accountants, approves the compensation to be paid to such accountants and reports to the Board concerning the scope of audit procedures.

     The Compensation Committee met twice during 1996 and has responsibility for the compensation of the Company's key management personnel and administration of the Company's 1993 Stock Option and Restricted Stock Plan, as amended, and the Company's 1993 Deferred Compensation Plan.

     The Nominating Committee, which met once during 1996, reviews suggestions of candidates for director made by directors, shareholders, management and others, and makes recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. Suggestions by shareholders for candidates should be submitted in writing to the office of the President, Omega Healthcare Investors, Inc., 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company pays each non-employee director a fee of $20,000 per year for services as a director, plus $1,500 for services as a Committee Chairperson and $500 for attendance at a meeting of the Board of Directors, or any Committee thereof on a day on which the Board of Directors does not itself meet. In addition, the Company reimburses the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.

     Mr. Parker, who formerly served as Chairman of the Board, provides ongoing consulting services to the Company in addition to his service as a director. In his capacity as senior advisor for the Company Mr. Parker currently receives $5,500 monthly.

     Directors are eligible to participate in the 1993 Retirement Plan for Directors, whereby individuals who subsequently terminate their service as a director with at least five years service are entitled to receive an annual retirement benefit from the Company equal to the aggregate annual director retainer in effect at the time of the director's termination from the Board. Benefits under the 1993 Retirement Plan for Directors will be paid for a period equal to the number of years of service that the director served as a director of the Board. Upon death of a director, any benefits under the Plan will be paid to his or her surviving spouse of at least one year in accordance with the same payment schedule set forth above until receipt of the maximum benefit to which the director would have been entitled had he or she survived or until the death of the eligible spouse, whichever occurs first. All of the present directors are participants under the Plan.

     Directors participate in the Company's 1993 Stock Option and Restricted Stock Plan, as amended. Each non-employee director was awarded options with respect to 10,000 shares at the date the Plan was adopted or on his subsequent election as a director of the Company, and each non-employee director is to be granted an additional option grant with respect to 1,000 shares on or after each anniversary of the initial grant. All grants have been and are to be at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. Non-employee director options vest one third after each year for three years. Each non-employee director also is annually awarded 200 shares of Restricted Stock, with each such grant of Restricted Stock shares vesting six months after the date of grant.

     In addition, directors are eligible to participate in the Company's 1993 Deferred Compensation Plan. The Company's 1993 Deferred Compensation Plan provides for the granting of units to key personnel and directors. On a participant's severance from the Company by death, retirement, resignation or otherwise, the participant will receive, over a ten-year period, an amount equal to the excess of the fair market value of a share of common stock of the Company at the date of death, retirement, or resignation, over the fair market value of a share of common stock of the Company at the date of award, times the number of units awarded. In addition, the participant will receive an amount equivalent to dividends that would have been paid on a similar number of shares of common stock since the date of the award, plus interest thereon at 8% per year. If the death, retirement or resignation occurs prior to five years subsequent to the date of the award, the amounts otherwise payable are reduced by 20% for each year short of five years. The Plan is administered by the Compensation Committee of the Board of Directors. Each non-employee director was granted 3,500 units on March 5, 1993, or at the time of his appointment as a director, and no further units shall be awarded to any such director under the Plan.

EXECUTIVE COMPENSATION

     The following table sets forth for the years ended December 31, 1996, 1995, and 1994, the compensation for services in all capacities to the Company of those persons who were at December 31, 1996 (i) the chief executive officer and (ii) the other executive officers of the Company whose total 1996 salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                           ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                                ------------------------------------------      ---------------------------
                                                                                                         AWARDS
                                                                                                -----------------------
                                                                                     OTHER       RESTRICTED     SECURITIES
                                                                                     ANNUAL         STOCK       UNDERLYING
       NAME AND                                                                   COMPENSATION     AWARD(S)     OPERATIONS/
   PRINCIPAL POSITION                           YEAR(1)   SALARY($)   BONUS($)       ($)(1)         ($)(3)        SARS(#)
------------------------------------          ----------  ---------   --------   -------------   ----------    ------------
Essel W. Bailey, Jr.  . . . . . . . . .          1996     325,000    375,000           0         104,564(3)      25,000
Chairman, President . . . . . . . . . .          1995     284,000     35,000           0          98,050(3)      10,000
and CEO . . . . . . . . . . . . . . . .          1994     275,000     25,000           0          76,750(3)      27,500

F. Scott Kellman  . . . . . . . . . . .          1996     210,000     30,000           0          54,332(4)      15,000
Executive Vice President  . . . . . . .          1995     200,000     23,000           0          16,750(4)       3,500
                                                 1994     162,500     19,000           0           7,600(4)      10,000

David A. Stover . . . . . . . . . . . .          1996     175,000     25,000           0          38,176(5)      12,500
Chief Financial Officer . . . . . . . .          1995     153,000     17,700           0           8,580(5)       2,500
                                                 1994      36,500      4,000           0           1,600(5)      10,000

                                                     LONG-TERM COMPENSATION
                                                --------------------------------
                                                  PAYOUTS
                                                ----------
                                                   ALL
                                                  LTIP        OTHER
       NAME AND                                  PAYOUTS   COMPENSATION
   PRINCIPAL POSITION                              ($)       ($)(2)
------------------------------------            ---------- ------------
Essel W. Bailey, Jr.  . . . . . . . . .              0       123,830
Chairman, President . . . . . . . . . .              0        54,988
and CEO . . . . . . . . . . . . . . . .              0        19,625

F. Scott Kellman  . . . . . . . . . . .              0        46,329
Executive Vice President  . . . . . . .              0        20,570
                                                     0         7,518

David A. Stover . . . . . . . . . . . .              0        32,545
Chief Financial Officer . . . . . . . .              0         8,582
                                                     0             0


(1) "Other Annual Compensation" includes the aggregate of perquisites and other personal benefits, securities or properties which exceed 10% of salary and bonus of each named executive.

(2) Consists of Company contributions to its 401-K Profit-Sharing Plan and provisions for each participant under the Company's 1993 Deferred Compensation Plan.

(3) On January 22, 1997, January 17, 1996, and January 13, 1995, Mr. Bailey was awarded 8,325 shares, 2,400 shares, and 2,062 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $267,400, $63,900, and $50,000 for the award in 1997, 1996 and 1995, respectively. With respect to the grant in 1997, one-quarter of the award was deemed to have been earned in the year prior to the award, with the balance earned in three equal annual installments beginning in the year of award and for each of the following two years. One-quarter of the shares are scheduled to be released in the year of grant, with the balance released 25% per year in January of each of the following three years. With respect to the grants in 1996 and 1995, one-third of each award was deemed to have been earned in the year prior to the award, with the balance earned equally in the year of the award and the following year. Additionally, with respect to the grants in 1996 and 1995, one-third of the shares for each award are scheduled to be released to Mr. Bailey following each of three consecutive six-month vesting periods. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Bailey's restricted stock awards as of the end of last year were 9,125 shares and $303,400, of which 800 shares were released in January 1997.

(4) On January 22, 1997, January 17, 1996 and January 13, 1995, Mr. Kellman was awarded 4,700 shares, 1,715 shares and 1,567 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $151,000, $45,700 and $38,000 for the award in 1997, 1996 and 1995, respectively. With respect to the grant in 1997, one-quarter of the award was deemed to have been earned in the year prior to the award, with the balance earned in three equal annual installments beginning in the year of award and for each of the following two years. One-quarter of the shares are scheduled to be released in the year of grant, with the balance released 25% per year in January of each of the following three years. With respect to the grants for 1996 and 1995, one-fifth of the award was deemed to have been earned prior to the award, with the balance earned in four equal annual installments beginning in the year of award and for each of the following three years. Additionally, with respect to the grants for 1996 and 1995, one-fifth of the shares are scheduled to be released six months after the grant, with the balance released 20% per year in January for each of the following four years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Kellman's restricted stock awards as of the end of last year were 6,357 shares and $211,400 of which 656 were released on January 1997.

(5) On January 22, 1997, January 17, 1996 and January 13, 1995, Mr. Stover was awarded 3,700 shares, 1,310 shares and 330 shares, respectively, of restricted common stock of the Company. The fair value of each award, based on the market prices of the common stock at the date of award, was $119,000, $34,900 and $8,000 for the award in 1997, 1996 and 1995, respectively. With respect to the grant in 1997, one-quarter of the award was deemed to have been earned in the year prior to the award, with the balance earned in three equal annual installments beginning in the year of award and for each of the following two years. One-quarter of the shares are scheduled to be released in the year of grant, with the balance released 25% per year in January of each of the following three years. With respect to the grants for 1996 and 1995, one-fifth of the award was deemed to have been earned prior to the award, with the balance earned in four equal annual installments beginning in the year of award and for each of the following three years. With respect to the grants for 1996 and 1995, one-fifth of the shares are scheduled to be released six months after the grant, with the balance released 20% per year in January for each of the following four years. Pursuant to the Plan, the recipient receives dividends on unvested shares. The number of shares and value of Mr. Stover's restricted stock awards as of the end of last year were 4,618 shares and $153,500, of which 328 were released on January 1997.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options/SARs granted during 1996 to the named executives:


                                                                                           POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                                 --------------------------------------                   ANNUAL RATES OF STOCK
                                  NUMBER OF    % OF TOTAL                                 PRICE APPRECIATION FOR
                                  SECURITIES  OPTIONS/SARS    EXERCISE                         OPTION TERM
                                  UNDERLYING   GRANTED TO      OR BASE                    -----------------------        GRANT
                                 OPTIONS/SAR  EMPLOYEES IN      PRICE      EXPIRATION                                   PRESENT
          NAME                     GRANTED    FISCAL YEAR     ($/SHARE)     DATE(1)       5%($)(2)      10%($)(3)     VALUE ($)(3)
    --------------------         -----------  ------------   ----------    ----------   ----------     -----------   -------------
Essel W. Bailey,  Jr. . . . . . .   25,000      29.94%         26.625       1/17/06        472,750      1,233,500         N/A
F. Scott Kellman  . . . . . . . .   15,000      17.96%         26.625       1/17/06        283,650        740,100         N/A
David A. Stover . . . . . . . . .   12,500      14.97%         26.625       1/17/06        236,375        616,750         N/A

(1) Incentive stock options expire 10 years from date of grant (January 17, 2006), while non-qualified options expire 11 years after date of grant.

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing, at the expiration date of the options, to $45.54 and $75.97, respectively.

(3) The Company does not elect to provide grant date present value as an alternative to disclosing potential realizable value.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes options and SARs exercised during 1996 and presents the value of unexercised options and SARs held by the named executives at Year-End:

                                                                         NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING
                                                                         UNEXERCISED          IN-THE-MONEY
                                                                        OPTIONS/SARS          OPTIONS/SARS
                                                 SHARES                   AT FISCAL            AT FISCAL
                                              ACQUIRED ON     VALUE      YEAR-END(#)          YEAR-END ($)
                                                EXERCISE    REALIZED   UNEXERCISABLE(U)      UNEXERCISABLE(U)
            NAME                                   (#)        ($)       EXERCISABLE(E)        EXERCISABLE(E)
--------------------------                   ------------   ---------  ----------------     ----------------
Essel W. Bailey, Jr.  . . . . . . . . .             0           0         40,834(U)           294,381(U)
                                                                          34,166(E)           319,057(E)
F. Scott Kellman  . . . . . . . . . . .             0           0         20,333(U)           142,373(U)
                                                                          21,667(E)           228,753(E)
David A. Stover . . . . . . . . . . . .             0           0         17,500(U)           126,563(U)
                                                                           7,500(E)            65,000(E)

LONG-TERM INCENTIVE PLAN

     For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1996, the Company had no long-term incentive plans.

                      DEFINED BENEFIT OR ACTUARIAL PLAN

     For the period from August 14, 1992 (date of commencement of operations of the Company) through December 31, 1996, the Company had no pension plans.

                        COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the Committee) is composed of outside directors who have never served as officers of the Company. The Committee administers the Company's 1993 Stock Option and Restricted Stock Plan, as amended, 1993 Deferred Compensation Plan, 401-K Profit Sharing Plan, and has responsibility for other incentive and benefit plans. The Committee determines the compensation of the Company's executive officers and reviews with the Board of Directors all aspects of compensation for the Company's executive officers.

     Compensation Policies. The policy of the Company and the guidelines followed by the Committee provide that compensation to the Company's executive officers should achieve the following objectives:

1) Assist the Company in attracting and retaining talented and well-qualified executives.

2)   Reward performance and initiative.

3)   Be competitive with other healthcare real estate investment trusts.

4) Be significantly related to accomplishments and the Company's short-term and long-term successes, particularly measured in terms of growth in Funds from Operations.

5) Encourage executives to achieve meaningful levels of ownership of the Company stock.

     The Company's compensation practices embody the principle that annual bonuses should be based primarily on achieving Company objectives that enhance long-term shareholder value, and that meaningful stock ownership by management, including participation in various benefit plans providing for stock options, restricted stock and retirement, is desirable in aligning shareholder and management interests.

     The Company's approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Committee annually examines market compensation levels and trends. Additionally, for this purpose, the Committee also considers the pool of executives who are currently employed in similar positions in public companies, with emphasis on salaries paid by real estate investment trusts.

     The Committee evaluates executive officer salary decisions in connection with an annual review and input from the Chief Executive Officer. This annual review considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent. The Committee views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.

     Finally, for executives other than the Chief Executive Officer, the Committee gives consideration to both overall Company performance and the performance of the specific areas of the Company under the incumbent's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by executive officers. Individual annual bonuses for each named executive are consistent with market practices for positions with comparable decision-making responsibilities.

     Chief Executive Officer Compensation: In determining the compensation of the Company's Chief Executive Officer, as well as the other Executive Officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Committee considers such performance measures as growth in assets, market capitalization, dividends, earnings and funds from operations, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also values the importance of achievements that may be difficult to quantify and recognizes such qualitative factors.

     The compensation for Essel W. Bailey, Jr., the Company's Chief Executive Officer, was established at $325,000 in January 1996, and a cash bonus for 1996 performance of $375,000 awarded in January 1997. In addition, in January 1997, Mr. Bailey was granted 45,000 stock options and 8,325 shares of restricted stock under the Company's 1993 Stock Option and Restricted Stock Plan, as amended.

     Mr. Bailey's base salary and bonus were established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Committee's evaluation of total compensation for Mr. Bailey, it gives appropriate weight to his leadership in the growth of the Company's assets, in obtaining financing for that growth, and in accomplishing the Company's short-term and long-term objectives.

     Grants of options were made based on the Committee's conclusions as to appropriate levels of participation for the Company's Chief Executive Officer, with a particular sensitivity to the Company's objective of aligning shareholder and management interest. The 8,325 shares of restricted stock were granted on January 22, 1997, as a bonus for 1996 performance and for continued employment in 1997 through 1999. The award vests one-quarter in July 1997, with the balance vesting one-quarter each January of 1998, 1999 and 2000.

                        Compensation Committee of the Board

                        Thomas F. Franke, Chairman
                        James E. Eden
                        Edward Lowenthal

                   COMPARISON OF CUMULATIVE TOTAL RETURN *

Among:  Omega Healthcare Investors, Inc.
All REIT's Index **
S&P 500 Index

              08/31/92    09/30/92    12/31/92   03/31/93   06/30/93    09/30/93   12/31/93   03/31/94  06/30/94 09/30/94
              ------------------------------------------------------------------------------------------------------------
OHI INDEX      92.2619     92.2619    100.6732   106.0987   105.3983    127.8502   133.2933   125.2845  137.1375 140.0416
ALL REITS          100    102.3823    106.0503   126.3188   122.7737    133.6737   125.7137   128.5404  130.3838 128.1244
S&P                100    101.1453    106.5067   110.8610   111.4336    114.2871   116.9333   112.4704  112.9246 118.4538


               12/30/94   03/31/95  06/29/95   09/29/95  12/29/95   03/29/96   06/28/96   09/30/96     12/31/96
              --------------------------------------------------------------------------------------------------
OHI INDEX      139.2074   140.4125  152.9505   165.8229  169.0025   185.7570   183.2021   203.2430     229.6425
ALL REITS      126.7253   128.1339  136.5854   143.3541  149.9338   153.7531   160.6258   171.5353     203.5356
S&P            118.4538   129.9862  142.3282   153.6434  162.7962   171.5344   179.2358   184.7749     200.1777

  * Total return assumes reinvestment of dividends.

** The All REIT Index is published by National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Washington, D.C. It is comprised of all REITs traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ National Market System. A list of those REITs is available by request to the Company or NAREIT.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                              CERTAIN TRANSACTIONS

     The Company leases space for its principal executive offices at 905 West Eisenhower Circle, Suite 110, Ann Arbor, Michigan 48103, from Circle Partners, a general partnership whose general partners are Essel W. Bailey, Jr., President, and Chief Executive Officer of the Company, and Thomas F. Franke, a Director of the Company. Rent payments totaling $91,425 were made to Circle Partners in 1996. The Company currently makes monthly payments of $7,850 to the partnership pursuant to a five-year lease involving 5,823 square feet of office space. The current lease was consummated November 1995.

     The Company has invested, directly or indirectly, approximately $30 million in Principal Healthcare Finance Limited ("Principal") as of December 31, 1996. As of that date, Principal owns and leases 42 nursing homes in the British Isles. Essel W. Bailey, Jr., President and Chief Executive Officer and a director, and directors Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, and Robert J. Parker, have invested in the aggregate, directly or indirectly, $2,170,000 in Principal.

     In connection with the 1994 relocation of F. Scott Kellman, Executive Vice President, from the Philadelphia metropolitan area to Ann Arbor, Michigan, the Company loaned him $220,000 to enable him to purchase a home in Ann Arbor, all of which has been repaid except $77,000. The loan is secured by a second mortgage on Mr. Kellman's residence, bears interest at 7.05% payable monthly, along with annual principal installments. Concurrent with Mr. Kellman's appointment as Executive Vice President, the Company agreed to a severance arrangement whereby a payment of two year's base compensation (currently $440,000) is due in the event Mr. Kellman's employment is terminated without cause or in the event of his disability.

     Mr. Bernard J. Korman, a Director of the Company, was named Chairman of Graduate Health System, Inc. during 1995. The Company leases three medical office buildings to Graduate Hospital Corporation, a subsidiary of Graduate Health System, Inc., pursuant to leases negotiated and executed by the Company in October 1993, prior to the designation of Mr. Korman as a Director of the Company. Rental income of $3,645,000 was received by the Company under these lease agreements during 1996.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP audited the Company's financial statements for each of the years ended December 31, 1994, 1995 and 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from shareholders at the Annual Meeting.

                             SHAREHOLDERS PROPOSALS

     November 13, 1997 is the date by which proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, held on or about April 15, 1998, must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally and by telephone, telex or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged Georgeson & Company Inc. to solicit proxies for a fee not to exceed $7,000 plus out-of-pocket expenses.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

ESSEL W. BAILEY, JR.
President and Secretary
March 13, 1997
Ann Arbor, Michigan

PROXY

                       OMEGA HEALTHCARE INVESTORS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Essel W. Bailey, Jr., David A. Stover and Don
M. Pearson, and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of Common Stock of Omega Healthcare Investors, Inc. held of record by the undersigned on March 12, 1997 at the Annual Meeting of Stockholders to be held on April 15, 1997 or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR the election of the directors named in the Proxy Statement.

If any nominee named above declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                           - FOLD AND DETACH HERE -

                                                                                                                  Please mark
                                                                                                                  your votes as
                                                                                                                  indicated in     X
                                                                                                                  the example
                                                      WITHHOLD
                                             FOR      AUTHORITY

1.  ELECTION OF DIRECTORS

      James E. Eden, Thomas F. Franke and Bernard J. Korman


INSTRUCTION:  To withhold authority to vote
for any individual nominee, write that nominee's
name in the space provided below.)
                                                                                NOTE:  Please sign exactly as name appears
                                                                                on this Proxy.  When shares are hold by joint
                                                                                tenants, both should sign.  When signing as
                                                                                attorney, as executor, administrator, trustee or
                                                                                guardian, please give full title as such.  If a
                                                                                corporation, please sign in full corporate name
                                                                       ___      by President or other authorized officer.  If a
                                                                         |      partnership, please sign in partnership name by
                                                                                authorized person.

                                                                                Please check this box is you plan
                                                                                to attend the Annual Meeting in person.



           Signature of Stockholder(s) __________________________________________________________ Dated _______________ , 1996

           Please sign, date and return today in the enclosed envelope.  This Proxy will not be used if you attend the meeting in person and so request.

------------------------------------------------------------------------------------------------------------------------------------

                                                     -  FOLD AND DETACH HERE -